INCO LIMITED

EXHIBIT INDEX TO ANNUAL REPORT ON FORM 10-K
FOR THE YEAR ENDED DECEMBER 31, 2002

Exhibit No.	Exhibit
3(ii)(b)	Standing Resolution of the Registrant as amended to April 16, 2002
21	Subsidiaries of Inco Limited
23	Consent of Independent Accountants
23	Consents of Robert A. Horn and Robert C. Osborne, each as a Qualified Person under National Instrument 43-101
24(a)	Powers of Attorney
24(b)	Resolution of the Board of Directors of the Registrant
99	Proxy Circular and Statement dated February 10, 2003*

        * Portions of the Proxy Circular and Statement are incorporated by reference in Part III of this Report.